SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

DIGENE CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

DIGENE CORPORATION

1201 Clopper Road
Gaithersburg, Maryland 20878

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, OCTOBER 30, 2003

To the Stockholders of Digene Corporation:

      The 2003 Annual Meeting of stockholders of Digene Corporation, a Delaware corporation (“Digene”), will be held on Thursday, October 30, 2003, at 9:00 a.m. (local time), at Digene’s offices at 1201 Clopper Road, Gaithersburg, Maryland 20878, for the following purposes:

•	to elect two directors, each to serve for a three-year term expiring at the Annual Meeting of stockholders in 2006;

•	to amend our Amended and Restated 1999 Incentive Plan to increase the number of shares of common stock available for grants and awards under the Plan from 4,000,000 shares to 4,900,000 shares; and

•	to transact such other business as may properly come before the Annual Meeting.

      The Board of Directors has fixed the close of business on Tuesday, September 9, 2003, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at that time are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting. Upon written request, you are entitled to inspect a complete list of stockholders entitled to vote at the Annual Meeting. Such inspection must be for a proper purpose and may take place in the ten days prior to the Annual Meeting during normal business hours at Digene’s offices in Gaithersburg, Maryland.

      You are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly. If you choose, you may still vote in person at the Annual Meeting even though you previously submitted a proxy.

Charles M. Fleischman,
Secretary

September 30, 2003

DIGENE CORPORATION

PROXY STATEMENT

      The accompanying proxy is being solicited by the Board of Directors of Digene Corporation in connection with the Annual Meeting of stockholders of Digene to be held on Thursday, October 30, 2003, at 9:00 a.m. (local time), at Digene’s offices at 1201 Clopper Road, Gaithersburg, Maryland, and at any adjournment(s) or postponement(s) of the Annual Meeting. This proxy statement and the accompanying proxy are being mailed on or after September 30, 2003 to the holders of record of common stock on September 9, 2003.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

      At our Annual Meeting, stockholders will act upon the following matters:

•	the election of two directors of Digene each to serve for a three-year term expiring at the Annual Meeting of stockholders in 2006;

•	the approval of an amendment to our Amended and Restated 1999 Incentive Plan to increase the number of shares of common stock available for grants and awards under the Plan from 4,000,000 shares to 4,900,000 shares; and

•	any other business that may properly be brought before the Annual Meeting.

In addition, our management will report on Digene’s performance during fiscal year 2003 and respond to questions from stockholders.

Who is entitled to vote?

      Only stockholders of record on the record date, which was the close of business on Tuesday, September 9, 2003, will be entitled to receive notice of, and to vote at, the Annual Meeting. Each share of common stock is entitled to one vote.

How do I vote?

      If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you attend the Annual Meeting in person and are a stockholder of record at the meeting, you may deliver your completed proxy card in person or vote in person at the Annual Meeting.

What constitutes a quorum?

      A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the Annual Meeting of holders of shares representing a majority of our common stock constitutes a quorum. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares, and no instruction is given. As of the record date, 18,547,613 shares of our common stock were outstanding.

How does discretionary voting authority apply?

      If you sign and return your proxy card, but do not make any selections, you give discretionary authority to the persons named as proxy holders on the proxy card, Charles M. Fleischman, President, Chief Operating Officer and Chief Financial Officer of Digene, and Joseph P. Slattery, Senior Vice President, Finance and Information Systems of Digene, to vote on the proposals and any other matters that may arise at the Annual Meeting.

What are the Board’s recommendations?

      Unless you give other instructions on your proxy card, Charles M. Fleischman and Joseph P. Slattery will vote in accordance with the recommendation of the Board of Directors. The Board recommends a vote:

•	FOR election of the two nominees for director of Digene, John H. Landon and John J. Whitehead; and

•	FOR approval of the amendment to the 1999 Incentive Plan.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

      Election of Directors. Directors are elected by a plurality of the votes. The two nominees for director receiving the highest number of votes cast by stockholders entitled to vote for directors will be elected to serve on the Board. Only the number of votes “for” and “against” affect the outcome. Accordingly, votes withheld and abstentions will have no effect on the result of the vote.

      1999 Incentive Plan Amendment. The approval of an amendment to our Amended and Restated 1999 Incentive Plan to increase the number of shares of common stock available for grants and awards under the Plan from 4,000,000 shares to 4,900,000 shares requires the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the Annual Meeting. A properly executed proxy marked “ABSTAIN” with respect to the approval of the amendment to the 1999 Incentive Plan will have the effect of a negative vote. Broker non-votes will not be considered as votes cast, and thus will have no effect on the result of the vote.

Can I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Digene either a notice of revocation or a duly executed proxy card bearing a date later than the date on the proxy card you submitted. The power of the proxy holders to vote your proxy will be suspended if you give notice to the Secretary of Digene revoking your proxy prior to its use, return a later dated proxy card or attend the Annual Meeting and vote in person, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

Who bears the cost of solicitation of proxies?

      Digene bears the cost of preparing, printing, assembling and mailing this proxy statement and other material furnished to stockholders in connection with this solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, our officers, directors and employees may use other written communication, telephone and other means to solicit proxies. These persons receive no special compensation for any solicitation activities.

When are stockholder proposals due for the year 2004 Annual Meeting?

      To be included in next year’s proxy statement, stockholder proposals must be submitted in writing by June 2, 2004 to: Secretary, Digene Corporation, and mailed to 1201 Clopper Road, Gaithersburg, Maryland 20878. If any stockholder proposal is submitted after August 16, 2004, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2004 Annual Meeting, without any discussion of the matter in the proxy statement for that meeting.

Will every stockholder receive a proxy statement?

      Certain stockholders who share the same address may receive only one copy of this proxy statement and our 2003 Annual Report to Stockholders in accordance with a notice delivered earlier this year from such stockholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. If you own your shares through a bank, broker or other holder of record and wish to either stop or begin householding, you may request or stop householding, or you may request a separate copy of the proxy statement or the Annual Report, either by contacting your bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting us by telephone at (301) 944-7000 or in writing at Digene Corporation, 1201 Clopper Road, Gaithersburg, Maryland 20878, Attention: Secretary. If you request to begin or stop householding, you should provide your name, the name of your broker, bank or other record holder, and your account information.

ITEM 1 — ELECTION OF DIRECTORS

Nominees for Election as Director

      The Board currently consists of six (6) members: Charles M. Fleischman, Evan Jones, John H. Landon, Joseph M. Migliara, Cynthia L. Sullivan and John J. Whitehead. Two directors are to be elected at the Annual Meeting. At the Annual Meeting, the Board will nominate John H. Landon and John J. Whitehead to be elected as Class I directors of Digene to hold office until the 2006 Annual Meeting of stockholders and until their respective successors are duly elected and qualified. The nominees have consented to serve if elected to the Board. If the nominees are unable to serve as directors at the time of the Annual Meeting, an event which the Board does not anticipate, the persons named in the proxy will vote for such substitute nominees as may be designated by the Board, unless the Board reduces the number of directors accordingly.

      The Board recommends that you vote FOR election of the director nominees.

      Set forth below is information about the nominees and the other persons who are to continue as directors of Digene after the Annual Meeting. For information concerning the number of shares of common stock owned by each director and all directors and executive officers as a group as of September 9, 2003, see “Principal Stockholders.”

Name	Age	Position(s) with Company	Director Since

Class I director nominees to be elected for terms expiring in 2006:
John H. Landon	63	Director	1997
John J. Whitehead	58	Director	1992

Class II directors continuing for terms expiring in 2004:
Charles M. Fleischman	45	President, Chief Operating Officer, Chief Financial Officer and Director	1990
Joseph M. Migliara	59	Director	1992

Class III directors continuing for terms expiring in 2005:
Evan Jones	46	Chief Executive Officer and Chairman of the Board	1990
Cynthia L. Sullivan	47	Director	2002

      Mr. Landon has been retired since October 1996. From March 1992 to September 1996, Mr. Landon was Vice President and General Manager, Medical Products of E. I. du Pont de Nemours and Company. Prior to 1992 he held various general management and marketing positions in DuPont’s Diagnostics, Biotechnology and Diagnostic Imaging businesses. Mr. Landon currently serves as a director and chairman of the board of Cholestech Corporation, a medical device company, a director and member of the Executive Committee of Christiana Care Corporation, a diversified healthcare delivery company, and a member of the Advisory Board of Bank One Equity Partners. Previously, he served as a director of the DuPont Merck Pharmaceutical Company and the Advanced Medical Technology Association (AdvaMed). Mr. Landon received a B.S. in Chemical Engineering from the University of Arizona.

      Mr. Whitehead has been a private investor since 1993. From 1986 to 1993, Mr. Whitehead was the Chief Executive Officer of TDS Healthcare Systems Corporation, a hospital information systems company. He is a director emeritus of i-STAT Corporation, a medical device company, and a director of the Whitehead Institute for Biomedical Research at the Massachusetts Institute of Technology. Mr. Whitehead received a B.S. in Biology and Chemistry from Williams College and did graduate work in biochemistry at Case Western Reserve University School of Medicine. Mr. Whitehead is a stepbrother of Mr. Jones.

      Mr. Fleischman has served as the Company’s President since June 1999, as Chief Financial Officer since March 1996 and as Chief Operating Officer since September 1995. He also served as the Company’s Executive Vice President from July 1990 to June 1999. From 1987 to 1990 was a Vice President and then Associate Director in the Investment Banking Group of Furman Selz (now ING Group), New York, New York. From 1986 to 1987 Mr. Fleischman was a founder and Managing Director of Intercapital Brokers, Ltd., London, England. Mr. Fleischman is a member of the Board of Directors of the Advanced Medical Technology Association (AdvaMed). Mr. Fleischman received an A.B. in History from Harvard University and an M.B.A. from The Wharton School at the University of Pennsylvania.

      Mr. Migliara is currently a private investor and consultant to emerging healthcare and software companies. From January 1999 until his retirement in May 2001, Mr. Migliara was President, North American Operations, NFO Worldwide, Inc., and from September 1997 until January 1999 was President, Consumer and Healthcare of NFO Worldwide. NFO Worldwide provides research, marketing and consulting services and in April 2000 merged with, and is now a wholly owned subsidiary of, The Interpublic Group of Companies, Inc. Interpublic Group is listed on the New York Stock Exchange. Mr. Migliara was President of Migliara/ Kaplan Associates, a marketing research firm that conducted primary research in the biomedical, diagnostics and pharmaceutical markets, from the firm’s founding until September 1997 and retired as Chairman of its Board of Directors in May 2001. Mr. Migliara currently serves on the board of Diabetex, Inc. a disease management company, the board of Adfluence, an e-commerce software company, and on the Board of Trustees of Northwest Hospital, Randallstown, Maryland. He is a past President of the Biomedical Marketing Association. Mr. Migliara received a B.S. in Economics from The Wharton School at the University of Pennsylvania and an M.B.A. from Fairleigh Dickinson University.

      Mr. Jones joined the Company in July 1990 as Chief Executive Officer. He was elected to serve on the Board of Directors in July 1990 and became Chairman of the Board in September 1995. He served as President of Digene from July 1990 to June 1999. From 1988 to September 1990, Mr. Jones was President of Neomorphics, Inc. Between 1987 and 1990, he was first an Associate and then a Partner with the CW Group, a health care venture capital firm. From 1983 to 1987, Mr. Jones was employed by Perkin-Elmer Corporation. Mr. Jones is a member of the Board of Directors of the Children’s Research Institute at the Children’s National Medical Center and the Board of Visitors of the University of Maryland College of Life Sciences. Mr. Jones received a B.A. in Biochemistry from the University of Colorado and an M.B.A. from The Wharton School at the University of Pennsylvania. Mr. Jones is a stepbrother of Mr. Whitehead.

      Ms. Sullivan has been Chief Executive Officer of Immunomedics, Inc. since March 2001 and President since December 2000. Ms. Sullivan is also a director of Immunomedics, Inc. Ms. Sullivan joined Immunomedics, Inc. in 1985 and has held positions of increasing responsibilities in Immunomedics, Inc, including Executive Vice President and Chief Operating Officer from June 1999 to December 2000 and Executive Director, Operations from April 1994 to June 1999. Prior to joining Immunomedics, Inc., Ms. Sullivan was employed by Ortho Diagnostic Systems, Inc., a subsidiary of Johnson and Johnson. Ms. Sullivan received a B.S. from Merrimack College, followed by a year of clinical internship with the school of Medical Technology at Muhlenberg Hospital, resulting in a MT (ASCP) certification in 1979. In addition, Ms. Sullivan received both an M.S. in cell biology and an M.B.A. from Fairleigh Dickinson University.

Committees and Meetings of the Board of Directors

      In accordance with Digene’s Certificate of Incorporation, the Board is divided into three classes, denominated Class I, Class II and Class III, with members of each Class holding office for staggered three-year terms. Messrs. Landon and Whitehead are Class I directors whose terms expire at this Annual Meeting of stockholders; Messrs. Fleischman and Migliara are Class II directors whose terms expire at the 2004 Annual Meeting of stockholders; and Mr. Jones and Ms. Sullivan are Class III directors whose terms expire at the 2005 Annual Meeting of stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). At each Annual Meeting of stockholders, the successors to the directors whose terms expire are to be elected to serve from the time of their election and qualification until the third Annual Meeting of stockholders following their election or until their respective successors have been duly elected and qualified.

How often did the Board meet during fiscal 2003?

      The Board held 7 meetings during the last fiscal year. Each of Digene’s directors attended at least 75% of the aggregate of all meetings of the Board and of all committees of which he or she was a member held during the last fiscal year.

What committees has the Board established?

      The Board of Directors has standing Audit, Compensation, Compliance and Nominating and Corporate Governance Committees.

      Audit Committee. The Audit Committee, consisting of Messrs. Migliara (Chairman) and Landon and Ms. Sullivan, met 8 times during the last fiscal year. Each of the Audit Committee members is an independent director as required by the current corporate governance standards of the NASDAQ Stock Market. The Audit Committee is governed by a charter, a copy of which, as amended September 12, 2002, was attached as an appendix to our 2002 Annual Meeting Proxy Statement dated September 24, 2002, which was filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. The Audit Committee selects our independent auditors and reviews, oversees and reports to the Board with respect to various accounting, auditing and financial reporting practices, the scope of the annual audits and the performance of our auditors.

      Compensation Committee. The Compensation Committee for fiscal 2003 consisted of Messrs. Landon (Chairman) and Whitehead and Ms. Sullivan and met 8 times during the last fiscal year. Neither Messrs. Landon and Whitehead nor was Ms. Sullivan an officer or employee of Digene during fiscal 2003 or any prior year. Mr. Whitehead is the step-brother of Mr. Jones. Mr. Whitehead resigned from the Compensation Committee in June 2003. The Compensation Committee, which is governed by a charter, establishes compensation policy and determines the salaries, bonuses and other compensation of the officers of Digene. The Compensation Committee also administers the Digene Omnibus Plan, 1997 Stock Option Plan and the 1999 Incentive Plan (except for option grants to those executive officers of Digene who are “reporting persons” under Section 16(a) of the Securities Exchange Act of 1934, as amended, which grants are made by the entire Board).

      Compliance Committee. The Compliance Committee, consisting of Messrs. Whitehead (Chairman) and Landon and Ms. Sullivan, was formed in July 2000 and met 3 times during the last fiscal year. The Compliance Committee, which is governed by a charter, is responsible for overseeing the development, implementation, administration and enforcement of Digene’s compliance programs to ensure that Digene is in compliance with all applicable laws and regulations and for discussing with our management the status of pending litigation, taxation and other legal matters.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, consisting of Messrs. Landon (Chairman) and Migliara, was formed in August 2002 and met 5 times during the last fiscal year. The Nominating and Corporate Governance Committee, which is governed by a charter, is responsible for selecting and presenting to the Board candidates for election to the Board; advising the Board with respect to Board composition, procedures and committees; reviewing, providing oversight for and recommending to the Board of Directors, where applicable, management-developed corporate governance guidelines, policies and procedures; and reviewing and making recommendations to the Board regarding the election of executive officers.

      Stockholders entitled to vote for the election of directors may nominate candidates for director only if they provide appropriate written notice to Digene. For directors to be elected at the 2003 Annual Meeting, notice of such intent to nominate must have been submitted by a stockholder on or before May 27, 2003. No such notice of intent to nominate has been submitted. In the event an election is held at a special meeting of stockholders for the election of directors prior to the Annual Meeting to which this proxy statement relates, notice of intent to nominate must be made by the close of business on the tenth day following the date on which notice of the special meeting is first given to stockholders. Such notices of intent to nominate a candidate for director must contain the proposed nominee’s consent to serve as a director and the stockholder’s representation that he or she intends to appear at the meeting in person or by proxy to nominate the recommended candidate, as well as other required data regarding the nominee and the stockholder intending to make the nomination. Such notice of intent to nominate a candidate for director should be made to: Secretary, Digene Corporation, and mailed to 1201 Clopper Road, Gaithersburg, Maryland 20878. These requirements are contained in provisions of our Bylaws which will be provided to any stockholder upon written request. If a stockholder nominates a candidate but does not follow the foregoing procedures, the Chairman of the meeting may refuse to acknowledge such nomination.

Director Compensation

How are directors compensated?

      Each non-employee director is entitled to receive:

•	an annual retainer fee of $10,000 and an additional annual retainer of $5,000 for the Audit Committee Chair and $2,500 for the Compensation Committee Chair;

•	a fee of $2,500 for each of the first six Board meetings attended in person, and $2,000 for each additional Board meeting attended in person in each fiscal year and $1,000 for each in-person Board meeting attended by conference telephone. The minimum annual Board meeting fee is $15,000;

•	a fee of $1,000 for each telephonic Board meeting lasting longer than thirty minutes;

•	a fee of $1,000 for each Audit or Compensation Committee meeting attended in person other than those committee meetings held in conjunction with in-person Board meetings;

•	a fee of $500 for each telephonic Audit or Compensation Committee meeting lasting longer than thirty minutes;

•	a fee of $500 for each Nominating and Corporate Governance or Compliance Committee meeting attended in person other than those committee meetings held in conjunction with in-person Board meetings;

•	a fee of $250 for each telephonic Nominating and Corporate Governance or Compliance Committee meeting lasting longer than thirty minutes;

•	an initial grant of options to purchase 20,000 shares of our common stock upon first joining the Board and an annual grant, to each non-employee director who will continue to serve as a director after the annual meeting of our stockholders, of options to purchase 10,000 shares of our common stock as an automatic grant under our Directors’ Stock Option Plan; and

•	reimbursement for all reasonable travel expenses incurred in connection with Board of Directors’ meetings and meetings of committees of the Board of Directors.

ITEM 2 — APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED

1999 INCENTIVE PLAN

Proposed Amendment to the Amended and Restated 1999 Incentive Plan

      At the Annual Meeting, we will present a proposal to the stockholders to approve an amendment to our Amended and Restated 1999 Incentive Plan to increase the number of shares of common stock issuable under the Plan from 4,000,000 to 4,900,000.

      In September 2003, the Board approved the above-described amendment to the 1999 Incentive Plan, subject to approval by our stockholders. As of September 9, 2003, 846,349 shares remained available for grants and awards under the 1999 Incentive Plan and 70,563 shares remained available for grants and awards under our Amended and Restated Omnibus Plan. We believe that our ability to grant options and make other stock awards under the 1999 Incentive Plan is a valuable and necessary compensation tool that aligns the long-term financial interests of employees with the financial interests of our stockholders. In addition, we believe that the 1999 Incentive Plan helps us to attract, retain and motivate Plan participants, and encourages these participants to devote their best efforts to our business and financial success. An increase in the number of shares available for issuance under the 1999 Incentive Plan is necessary to meet the above objectives. The Board of Directors believes that approval of this proposal is in the best interests of Digene and its stockholders. The resolution to be presented to the stockholders approving the proposed amendment to the 1999 Incentive Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference.

      The material features of the 1999 Incentive Plan are described below.

      The Board recommends that you vote FOR approval of the amendment to the 1999 Incentive Plan.

What is the 1999 Incentive Plan?

      The 1999 Incentive Plan is designed to enable Digene to offer employees of Digene and its subsidiaries equity interests in Digene in order to help attract, motivate, retain and reward key employees and to strengthen the mutuality of interests between key employees and Digene stockholders. The Board of Directors approved the 1999 Incentive Plan on September 14, 1999 and the stockholders approved the 1999 Incentive Plan on October 28, 1999. Amendments to the 1999 Incentive Plan to increase the number of shares of common stock issuable under the Plan from 1,000,000 to 2,000,000, 2,000,000 to 3,000,000 and 3,000,000 to 4,000,000 were approved by the Board of Directors on September 21, 2000, September 5, 2001, and September 12, 2002, respectively, and by the stockholders on October 26, 2000, October 25, 2001, and October 24, 2002, respectively.

Who administers the 1999 Incentive Plan?

      The Compensation Committee of the Board administers the 1999 Incentive Plan. The Committee has the authority, except as described below, to determine and designate the employees to whom options, restricted shares or unrestricted shares will be awarded and the terms, conditions and restrictions applicable to each option or award (including, but not limited to, the option price, any restriction or limitation, any vesting schedule or acceleration thereof and any forfeiture restrictions). The authority to determine and designate the options granted and awards made to employees who are “reporting persons” under the federal securities laws is vested in the Board.

Who is eligible for awards under the 1999 Incentive Plan?

      Officers and other employees of Digene and its subsidiaries are eligible to receive options and other awards under the 1999 Incentive Plan.

What types of awards are available under the 1999 Incentive Plan?

      The 1999 Incentive Plan contains provisions for granting various stock-based awards, including non-qualified stock options, incentive stock options as defined in Section 422 of the Internal Revenue Code, restricted stock and unrestricted stock. The exercise price for incentive stock options must be at least 100% of the fair market value of our common stock on the date of grant. The exercise prices for all non-qualified stock options granted under the 1999 Incentive Plan are determined by the Committee, except for non-qualified stock options granted to employees who are “reporting persons” under the federal securities laws, which are determined by the Board. On September 9, 2003, the closing price of our common stock was $38.60.

What is the duration of the 1999 Incentive Plan?

      The term of the 1999 Incentive Plan is ten years. No options may be granted or awards made under the 1999 Incentive Plan on or after September 14, 2009.

How many shares have been allocated to the 1999 Incentive Plan?

      The 1999 Incentive Plan currently provides for the issuance of up to 4,000,000 shares of our common stock; following approval by the stockholders of the amendment to the 1999 Incentive Plan that number will increase to 4,900,000. These shares may be either authorized and unissued shares or issued shares reacquired by Digene and held in the treasury. The aggregate number of shares issuable under the 1999 Incentive Plan and the number of shares subject to options and awards made under the 1999 Incentive Plan are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting our common stock. Shares subject to options that expire, terminate or are canceled unexercised, shares of restricted stock that have been forfeited to Digene, and shares that are not issued as a result of forfeiture or termination of an award may be reissued under the 1999 Incentive Plan.

What are the federal tax consequences of option grants under the 1999 Incentive Plan?

      The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

      Non-Qualified Options. Under present United States Treasury regulations, an employee or non-employee who is granted a non-qualified option will not realize taxable income at the time the option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and Digene (or its subsidiary) will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The optionee’s basis in the shares so acquired will be equal to the option price plus the amount of ordinary income upon which he or she is taxed. Upon subsequent disposition of the shares, the optionee will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the option is exercised.

      Incentive Options. An optionee is not taxed at the time an incentive option is granted. The tax consequences upon exercise and later disposition generally depend upon whether the optionee was an employee of Digene or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the option.

      If the optionee satisfies both the employment rule and the holding rule, for regular tax purposes the optionee will not realize income upon exercise of the option and Digene will not be allowed an income tax deduction at any time. The difference between the option price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be.

      If the optionee meets the employment rule but fails to observe the holding rule (a “disqualifying disposition”), the optionee generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the stock was held after the option was exercised).

If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the option price. In both situations, the tax deduction allowable to the optionee’s employer is limited to the amount of ordinary income recognized by the optionee. Under current Internal Revenue Service guidelines, Digene is not required to withhold any Federal income tax in the event of a disqualifying disposition.

      Different consequences will apply for an optionee subject to the alternative minimum tax.

May the 1999 Incentive Plan be Amended or Terminated?

      The Committee may at any time amend, discontinue, or terminate all or any part of the 1999 Incentive Plan. However, unless otherwise required by law, the rights of an employee with respect to any grant or award prior to the amendment, discontinuance or termination may not be impaired without the consent of such participant. Digene will seek the approval of our stockholders for any amendment if such approval is necessary to comply with applicable law.

The approval of the amendment to the 1999 Incentive Plan will become effective if it receives the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the Annual Meeting.

EQUITY COMPENSATION PLAN INFORMATION(1)

	(a)	(b)	(c)
Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding
	Warrants and	Warrants and	Securities Reflected in
Plan Category	Rights(2)	Rights(2)	Column (a))

Equity compensation plans approved by security holders	3,798,845	$18.07	1,723,645 (3)
Equity compensation plans not approved by security holders	254,168	$16.12	53,500

Total	4,053,013	$17.95	1,777,145

(1)	Share and share price information is provided as of June 30, 2003.

(2)	No warrants or rights are outstanding.

(3)	As of June 30, 2003, includes 1,273,682 shares available for future issuance under our Amended and Restated 1999 Incentive Plan, which provides for the granting of restricted and unrestricted stock as well as stock options, and 69,963 shares available for future issuance under our Omnibus Plan, which provides for the granting of restricted and unrestricted stock and stock appreciation rights as well as stock options.

Amended and Restated 1997 Stock Option Plan

      The Amended and Restated 1997 Stock Option Plan, which is the only equity compensation plan not approved by our stockholders, was adopted by our Board of Directors on September 9, 1997. Only consultants and other non-employees of Digene are eligible to receive options to purchase our common stock under the 1997 Stock Option Plan. The 1997 Stock Option Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee determines the terms and conditions applicable to each grant, including the option price, term, vesting schedule or acceleration thereof and any forfeiture restrictions. Our Board of Directors or the Compensation Committee may at any time amend, discontinue or terminate all or any part of the 1997 Stock Option Plan. However, unless otherwise required by law, the rights of an option holder with respect to any grant prior to the amendment, discontinuance or termination may not be impaired without the consent of such participant. No options can be granted under the 1997 Stock Option Plan after September 9, 2007.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

      The following table sets forth information with respect to all compensation awarded to, earned by, or paid for services rendered to Digene by (a) our Chief Executive Officer and (b) each of the other four most highly compensated executive officers of Digene in the fiscal year ended June 30, 2003 (collectively, the “Named Executive Officers”).

Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation

				Securities
	Fiscal			Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options (#)	Compensation

Evan Jones	2003	$322,708	$165,000	80,000	—
Chief Executive Officer	2002	296,250	122,000	69,000	—
	2001	271,410	150,000	69,000	—
Charles M. Fleischman	2003	$322,708	$150,975	75,000	—
President, Chief Operating	2002	296,250	107,000	69,000	—
Officer and Chief Financial Officer	2001	273,910	150,000	69,000	—
Robert McG. Lilley	2003	$274,000	$105,375	50,000	$96,092	(1)
Senior Vice President, Global	2002	237,600	91,000	33,000	82,795	(1)
Sales and Marketing	2001	216,350	100,000	33,000	64,400	(1)
Attila T. Lorincz, Ph.D.	2003	$256,167	$98,250	65,000	—
Senior Vice President and	2002	235,583	70,000	33,000	—
Chief Scientific Officer	2001	219,128	60,000	33,000	—
Donna Marie Seyfried	2003	$211,333	$64,800	40,000	—
Vice President, Business	2002	194,604	50,000	33,000	—
Development	2001	176,688	50,000	33,000	—

(1)	Represents car allowance and retirement fund expenses paid by Digene.

Stock Option Information

Option Grants in Last Fiscal Year

      The following table sets forth, for each of the Named Executive Officers, certain information concerning the grant of stock options in fiscal 2003.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term
	Options	Employees in	Base Price	Expiration
Name	Granted(#)(1)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

Evan Jones	80,000	7.30%	$6.53	7/24/2012	$328,535	$832,571
Charles M. Fleischman	75,000	6.84%	$6.53	7/24/2012	308,001	780,535
Robert McG. Lilley	50,000	4.56%	$6.53	7/24/2012	205,334	520,357
Attila Lorincz, Ph.D.	65,000	5.93%	$6.53	7/24/2012	266,934	676,464
Donna Marie Seyfried	40,000	3.65%	$6.53	7/24/2012	164,267	416,286

(1)	Non-Qualified Stock Options. The Options have a ten year term and vest over three years.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth certain information concerning stock options exercised by each of the Named Executive Officers during fiscal 2003 and the number of unexercised options held by such persons at June 30, 2003 and the value thereof.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options
			Fiscal Year-End(#)		At Fiscal Year-End($)(2)
	Shares Acquired	Value
Name	on Exercise(#)	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Evan Jones	—	$—	426,014	149,000	$6,226,432	$1,664,800
Charles M. Fleischman	—	—	326,014	144,000	4,427,432	1,560,750
Robert McG. Lilley	—	—	172,000	83,000	2,433,258	1,040,500
Attila D. Lorincz, Ph.D.	15,000	192,750	130,285	98,000	1,683,207	1,352,650
Donna Marie Seyfried	34,000	490,680	107,000	73,000	1,208,160	832,400

(1)	The value realized represents the difference between the fair market value per share of our common stock on the date of exercise and the per share exercise price, multiplied by the applicable number of shares.

(2)	These values represent the difference between the closing price per share on The Nasdaq National Market on June 30, 2003 ($27.34) and the exercise price per share, multiplied by the applicable number of shares for each Named Executive Officer.

Employment Contracts

      We entered into employment agreements in March 2003 with Messrs. Jones, Fleischman and Lilley and Dr. Lorincz, and in February 2002 with Ms. Seyfried. In this section we refer to such Named Executive Officers as the Executives. The agreements have substantially similar provisions, except for some variations in the agreement with Ms. Seyfried, which are highlighted below. Pursuant to the agreements, the Executives are each entitled to receive the following base salaries, which are subject to adjustment by the Compensation Committee of the Board of Directors:

Executive	Mr. Jones	Mr. Fleischman	Mr. Lilley	Dr. Lorincz	Ms. Seyfried

Base Salary	$330,000	$330,000	$281,000	$262,000	$216,000

In addition, each Executive is entitled to receive an annual cash bonus granted under Digene’s incentive compensation plan and approved by the Compensation Committee and is entitled to participate in other benefit plans, including stock option plans, made available generally to employees of a similar status and with similar qualifications. Digene also agreed to use its best efforts to obtain and maintain directors and officers liability insurance to the extent it is available at a reasonable cost and to use its best efforts to cause Messrs. Jones and Fleischman to be members of the Board of Directors during the terms of their agreements.

      The agreements require the Executives to perform their duties in a competent and faithful manner and to devote their full time, attention and energies to Digene’s business. In addition, under their agreements, and, in the case of Ms. Seyfried, under a noncompetition, nondisclosure and developments agreement, the Executives have agreed to disclose, grant and assign to Digene all inventions, improvements, technical information and suggestions related to the business of Digene that they develop or acquire. The agreements contain restrictive covenants pursuant to which the Executives, except for Ms. Seyfried, have agreed not to disparage Digene for a period of five years following termination of employment and pursuant to which all of the Executives have agreed not to compete with Digene for a period following termination of employment. The non-compete period is two years following termination for Messrs. Jones and Fleischman and one year following termination for the other Executives. The agreements also prohibit disclosure of Digene’s trade secrets and other confidential information. There can be no assurance that any of these provisions, if violated, would be enforceable by Digene.

      The agreements provide that, if an Executive (other than Ms. Seyfried) is terminated without “justifiable cause” (as defined in the agreements), then, for twenty-four months following the date of termination in the case of Messrs. Jones and Fleischman and for twelve months following the date of termination in the case of the other Executives, such Executive will be entitled to receive: (a) severance payments in the form of semi-monthly payments of the Executive’s then-current base salary; and (b) a continuation of the Executive’s health care benefits. An Executive terminated without “justifiable cause” (except for Ms. Seyfried) is also entitled to receive an amount equal to the total of the Executive’s bonus for the portion of the year prior to the Executive’s termination plus the greater of (i) the Executive’s most recent annual cash bonus or (ii) the average of the Executive’s three most recent annual cash bonuses, as well as to receive all other benefits accrued on or prior to the expiration date of the agreement. For Executives other than Ms. Seyfried, upon the Executive’s disability during the term of the agreement, the Executive is entitled to a continuation of his health care benefits for twelve months and, upon the Executive’s death during the term of the agreement, the Executive’s beneficiaries are entitled to a lump sum payment equal to the Executive’s annual base salary.

      If Ms. Seyfried’s employment is terminated for “cause” or if she terminates her employment for “good reason” (as defined in her agreement), then for twelve months following the date of termination, Ms. Seyfried will be entitled to receive: (a) severance payments in the form of semi-monthly payments of her then-current base salary; (b) an amount equal to the bonus paid for the fiscal year prior to the fiscal year in which termination occurs; and (c) a continuation of her health care benefits. The definition of “good reason” in Ms. Seyfried’s agreement includes her right to terminate if her employment will be at a location more than 25 miles from the location of Digene’s current headquarters. If Ms. Seyfried’s employment is terminated upon either disability or death, Ms. Seyfried (or her beneficiary, as appropriate) is entitled to the bonus benefit described above and the payment of her then current base salary for a period of twelve months. In addition, if Ms. Seyfried’s employment is terminated upon disability, Ms. Seyfried is entitled to a continuation of her health care benefits for a period of twelve months.

Change in Control Employment Agreements

      We have entered into change in control employment agreements with Messrs. Jones, Fleischman and Lilley, who we refer to as the Executives throughout this section. All of the change in control employment agreements have substantially similar provisions and will become effective upon a change in control of Digene (as defined in the agreements). Until a change in control, each Executive’s employment agreement (described in the prior section) will remain in effect and the non-competition and non-disparagement provisions of the Executive’s employment agreements shall remain in effect during the term of the change in control employment agreements.

      The change in control employment agreements provide that, for two years following a change in control, the Executive’s position and responsibilities shall be commensurate with the Executive’s position and responsibilities immediately prior to the change in control and such services will be at a location within forty miles of the location where the Executive was employed prior to the change in control. Pursuant to the agreements, for such two year period the Executives are each entitled to receive base salaries at a monthly rate at least equal to the highest monthly base salary the Executive received during the twelve months prior to the change in control and an annual cash bonus at least equal to the bonus paid for the calendar year preceding the year in which the change in control occurs. The Executive’s base salary will be reviewed annually and may be increased from time to time as is consistent with increases of the base salaries of key employees with similar levels of responsibility. In addition to base salary and bonus, the Executives will be entitled to fringe and vacation benefits and to participate in welfare benefit plans that are at least equivalent to those in effect immediately prior to such change in control or, if more favorable to the Executive, equivalent to those in effect for employees with similar levels of responsibility. The Executives will also be entitled to participate in incentive, savings and retirement plans applicable to other key employees.

      The change in control employment agreements provide that, if an Executive terminates his employment for “good reason” (as defined in the change in control employment agreement) or is terminated other than for death, disability or “cause” (as defined in the change in control employment agreement), then such Executive will be entitled to receive: (a) an amount equal to the sum (two times the sum in the case of Messrs. Jones and Fleischman) of the Executive’s annual base salary at the highest rate in effect at any time during the period beginning immediately prior to the change in control and ending with the termination of the Executive’s employment plus the Executive’s annual bonus for the most recently completed calendar year; (b) a bonus amount based upon the annual bonus paid to the Executive for the most recently completed fiscal year but prorated to only cover the portion of the calendar year completed prior to the Executive’s termination; (c) for one year (two years in the case of Messrs. Jones and Fleischman), the health and welfare benefits in effect for the Executive immediately prior to the Executive’s termination of employment or, if more favorable to the Executive, the welfare benefits offered to employees with similar levels of responsibility or, in the alternative, Digene may, at its option, pay an amount of cash equal to the cost of providing such benefits; and (d) any accrued vacation pay and deferred compensation. In addition, upon the Executive’s disability, the Executive is entitled to a continuation of his health care benefits for twelve months and, upon the Executive’s death, the Executive’s beneficiaries are entitled to the payment of deferred compensation, accrued vacation pay and a lump sum payment equal to the Executive’s annual base salary. If any payment under a change in control employment agreement results in excise tax under the Internal Revenue Code, then the Executive will be entitled to receive a payment equal to the excise tax imposed.

Our Incentive Compensation Plan

      In fiscal 2003 the Compensation Committee approved an incentive compensation plan. The plan establishes a framework for determining corporate and individual goals for all executive officers and creates a pool of potential bonus compensation for employees based upon the Company’s achievement of revenue and profit measures. The Compensation Committee approved the corporate goals and the individual goals for the Chief Executive Officer and for the President and Chief Financial Officer. Management worked with the other executive officers to establish the individual goals for such executives, which were also approved by the Compensation Committee. Under the plan, individual executive annual compensation and bonus compensation, if any, will be based on the achievement of the corporate goals, the contributions of specific individuals to the achievement of such corporate goals, the achievement of individual goals and, in addition, for bonus compensation the amount available in the bonus compensation pool.

REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee (the “Committee”) has responsibility for matters related to compensation, including compensation policy, approval of salaries, bonuses and other compensation for Digene’s officers and administration of Digene’s various stock option plans, except the Directors’ Stock Option Plan and grants and awards to executive officers who are “reporting persons” under Section 16(a) of the Securities Exchange Act of 1934, as amended, under the Amended and Restated 1999 Incentive Plan.

What is Digene’s policy regarding executive officer compensation?

      Digene’s executive compensation policy is designed to enable Digene to attract, motivate and retain highly qualified executive officers. The key components of Digene’s compensation program are

•	base salary;

•	annual incentive bonus awards; and

•	equity participation in the form of stock options.

      In arriving at specific levels of compensation for executive officers, the Committee has relied on

•	the recommendations of management;

•	benchmarks provided by generally available compensation surveys;

•	the experience of Committee members and their knowledge of compensation paid by other companies in the biotechnology industry and/or in the same geographic area as Digene; and

•	the achievement of corporate and individual goals determined under the incentive compensation plan as previously approved by the Committee.

      The Committee also seeks to ensure that an appropriate relationship exists between executive pay and corporate performance. In addition, executive officers are entitled to customary benefits generally available to all employees of Digene, including group medical, dental and life insurance, and to participate in Digene’s 401(k) plan.

What are the components of executive compensation?

      Base Salary. Compensation for each of the executive officers for fiscal 2003 was based on the executive’s duties and responsibilities, the performance of Digene, both financial and otherwise, and the success of the executive officer in developing and executing Digene’s research and development, manufacturing, sales and marketing, financing and strategic plans, as appropriate. Base salary increases for executive officers ranging from 8.0% to 13.6% were effected on October 14, 2002.

      Bonus. The Compensation Committee determines, in July of each year, the cash bonuses, if any, to be paid to Digene’s executive officers. The bonuses are granted under Digene’s executive bonus plan and are based on the degree of Digene’s achievement of its financial and other objectives, and the degree of achievement by each such executive officer of his or her individual objectives, during the prior fiscal year, as approved by the Committee. In July 2003, the Committee approved cash bonuses to be paid to Digene’s eligible executive officers related to fiscal 2003 performance in amounts ranging from 30% to 50% of base salary.

      Stock Options. Equity participation is a key component of Digene’s executive compensation program. Stock options are granted to executive officers primarily based on the officer’s expected contribution to Digene’s development. Options are designed to retain executive officers and motivate them to enhance stockholder value by aligning their financial interests with those of Digene’s stockholders. Stock options provide an effective incentive for management to create stockholder value over the long term since the option value depends on appreciation in the price of our common stock over a number of years. The Committee determines and designates the executive officers who receive stock options, except in the case of stock options granted to executive officers who are “reporting persons” under the federal securities laws, in which case the Committee submits a recommendation to the Board and the Board grants the options.

How is Digene addressing Internal Revenue Code limits on deductibility of compensation?

      Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation over $1 million to the Chief Executive Officer and the other executive officers unless certain conditions are met. Digene’s Chief Executive Officer and the other executive officers have not received annual compensation over $1 million, and Digene has not yet determined what measures, if any, it should take to comply with Section 162(m).

How is Digene’s Chief Executive Officer Compensated?

      At the beginning of fiscal 2003, Mr. Jones was receiving an annual base salary of $305,000. On October 14, 2002, he received a 8.2% increase, raising his annual base salary to $330,000. In deciding upon the increase in Mr. Jones’ base salary, the Committee recognized that Mr. Jones’ compensation was low relative to appropriate benchmarks and focused on the importance of Mr. Jones to the continued growth and development of Digene, his ability to implement Digene’s strategic plans, Digene’s progress with FDA approvals and his success in increasing public awareness of Digene’s HPV tests. For fiscal 2003, Mr. Jones earned a bonus of $165,000, or approximately 50% of his base salary for fiscal 2003. The bonus was considered appropriate in view of the financial performance of Digene, the degree of achievement of corporate goals and other positive developments during fiscal 2003. During fiscal 2003 he also received the stock option grant disclosed on page 12.

Compensation Committee

John H. Landon, Chairman
Cynthia L. Sullivan

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee has reviewed and discussed Digene’s audited financial statements with both Digene’s management and Digene’s independent auditors, Ernst & Young LLP. Digene’s management has advised the Audit Committee that the audited financial statements were prepared in accordance with generally accepted accounting principles.

      The Audit Committee has discussed with representatives of Ernst & Young LLP certain matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, disclosing all relationships between Ernst & Young LLP and its related entities and Digene, and has discussed with representatives of Ernst & Young LLP the independence of Ernst & Young LLP from Digene and its management. In addition to the information provided by Ernst & Young LLP, the Audit Committee considered the level of non-audit services provided by Ernst & Young LLP in determining that they were independent.

      Based on the review and discussions described above, the Audit Committee has recommended to Digene’s Board of Directors that Digene’s audited financial statements be included in Digene’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003 for filing with the Securities and Exchange Commission.

Audit Committee

Joseph M. Migliara, Chairman
John H. Landon
Cynthia L. Sullivan

PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 9, 2003 by: (a) each person known by Digene to be the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each director and Named Executive Officer, and (c) all executive officers and directors of Digene as a group.

	Number of Shares	Percentage
Name of Beneficial Owner(1)	Beneficially Owned(2)	Ownership

Armonk Partners(3)	3,871,401	20.9%
Charles M. Fleischman(4)	4,308,753	22.7%
Evan Jones(5)	4,635,268	24.3%
John H. Landon(6)	20,000	*
Robert McG. Lilley(7)	226,667	1.2%
Attila T. Lorincz, Ph.D.(8)	190,624	1.0%
Joseph M. Migliara(6)	10,000	*
Donna Marie Seyfried(6)	142,334	*
Cynthia L. Sullivan(6)	30,000	*
John J. Whitehead(9)	45,149	*
All executive officers and directors as a group (11 persons)(10)	5,854,562	29.0%

*	Less than one percent.

(1)	The address for each principal stockholder, director and officer is 1201 Clopper Road, Gaithersburg, Maryland 20878.
(2)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission. Shares of common stock subject to options currently exercisable or exercisable within 60 days of September 9, 2003 are deemed outstanding for computing the percentage beneficially owned by such holder but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise indicated, Digene believes that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and that there are no other affiliations among the stockholders listed in the table.
(3)	The general partners of Armonk Partners are Messrs. Jones and Fleischman.
(4)	Includes (i) 3,871,401 shares owned by Armonk Partners, as to which Mr. Fleischman shares voting and investment power as a general partner, (ii) 16,672 shares held in trust for the benefit of Mr. Fleischman’s minor children, as to which shares Mr. Fleischman disclaims beneficial ownership, and (iii) 397,014 shares issuable upon exercise of stock options.
(5)	Includes (i) 3,871,401 shares owned by Armonk Partners, as to which Mr. Jones shares voting and investment power as a general partner, (ii) 214,676 shares owned by Mr. Jones’ wife, as to which shares Mr. Jones disclaims ownership, and (iii) 498,681 shares issuable upon exercise of stock options.
(6)	Represents shares issuable upon exercise of stock options.
(7)	Includes 210,667 shares issuable upon exercise of stock options.
(8)	Includes (i) 16,672 shares owned jointly with Dr. Lorincz’s wife, as to which Dr. Lorincz shares voting and investment power, and (ii) 173,952 shares issuable upon exercise of stock options.
(9)	Includes 40,000 shares issuable upon exercise of stock options. Mr. Whitehead is a member of a limited liability company that is a partner in Armonk Partners, but he does not have voting or investment power with respect to the shares held by Armonk Partners.

(10)	See Notes (4) through (9). Also includes 500 shares beneficially owned by an executive officer of Digene and an additional 116,668 shares issuable upon exercise of stock options granted to executive officers of Digene.

STOCK PERFORMANCE GRAPH

      The following graph compares the percentage change in cumulative total stockholder return on our common stock since June 30, 1998 with the cumulative total return of the companies included in the American Stock Exchange Biotechnology Index (“BTK”) and the Nasdaq index over the same period. The comparison assumes $100 was invested on June 30, 1998 in the common stock and in each of the indices and assumes reinvestment of dividends, if any, from that date to June 30, 2003. Digene has not paid cash dividends on its common stock. Historic stock prices are not indicative of future stock price performance.

	6/30/98	6/30/99	6/30/00	6/29/01	6/28/02	6/30/03

Digene	100.00	113.30	414.10	418.46	120.63	280.41
BTK	100.00	191.15	454.51	385.31	228.03	347.25
NASDAQ	100.00	143.67	212.43	115.46	78.65	87.33

INDEPENDENT AUDITORS

      Ernst & Young LLP, independent auditors, audited our financial statements for the fiscal year ended June 30, 2003. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the independent auditors to audit our financial statements for the fiscal year ending June 30, 2004. For the fiscal years ended June 30, 2003 and June 30, 2002, Digene paid Ernst & Young LLP aggregate fees as follows:

	2003	2002

Audit Fees	$153,329	$142,016
Audit-Related Fees(1)	13,325	0
Tax Fees(2)	302,389	128,876
All Other Fees(3)	0	82,122

Total Fees	$469,043	$353,014

(1)	Audit Related Fees for the fiscal year ended June 30, 2003 included fees for internal control review and assistance with internal control reporting requirements and general assistance with implementation of the requirements of SEC rules.

(2)	Tax Fees for the fiscal year ended June 30, 2003 included fees in connection with U.S. federal income tax return preparation for Digene Corporation and its subsidiaries and for certain tax planning and compliance activities in connection with Digene’s European operations. Tax Fees for the fiscal year ended June 30, 2002 includes fees in connection with U.S. federal income tax return preparation for Digene Corporation and its subsidiary, Digene Europe, Inc., and certain tax planning activities in connection with Digene’s establishment of new European subsidiaries.

(3)	All Other Fees for the fiscal year ended June 30, 2002 includes fees of $77,691 incurred in connection with Digene’s terminated transaction with Cytyc Corporation and $4,431 incurred in connection with a settlement agreement with Abbott Laboratories.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Digene’s directors, officers (including persons performing a principal policy-making function), and persons who own more than 10% of a registered class of Digene’s equity securities (“10% Holders”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of Digene. Directors, officers and 10% Holders are required by the regulations under the Exchange Act to furnish Digene with copies of all of the Section 16(a) reports which they file. Based solely upon a review of the copies of the forms furnished to Digene and the representations made by the reporting persons to Digene, Digene believes that during fiscal 2003 its directors, officers, and 10% Holders complied with the filing requirements under Section 16(a) of the Exchange Act.

OTHER MATTERS

      The Board does not intend to present any business at the Annual Meeting other than the matters described in this proxy statement. However, if other matters requiring the vote of the stockholders properly come before the Annual Meeting, which under applicable proxy regulations need not be included in this proxy statement, or which the Board did not know would be presented at least 45 days before this solicitation, the persons named in the enclosed proxy will have discretionary authority to vote the proxies held by them with respect to such matters in accordance with their best judgment on such matters.

By Order of the Board of Directors

Charles M. Fleischman,
Secretary

September 30, 2003

APPENDIX A

Amendment to the Amended and Restated 1999 Incentive Plan

      RESOLVED, that the first sentence of Section 4.1 of the Amended and Restated 1999 Incentive Plan be, and hereby is, amended to read in full as follows:

“The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 4,900,000 (subject to increase or decrease pursuant to Section 4.3), which may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired by the Company.”

A-1

EXHIBIT I

DIGENE CORPORATION

AMENDED AND RESTATED 1999 INCENTIVE PLAN

Article I
Purpose

     The purpose of the 1999 Incentive Plan (the “Plan”) is to enable Digene Corporation (the “Company”) to offer Employees of the Company and its Subsidiaries equity interests in the Company and options to acquire equity interests in the Company, thereby helping to attract, retain and reward such persons and strengthen the mutuality of interests between such persons and the Company’s stockholders.

Article II
Definitions

     For purposes of the Plan, the following terms shall have the following meanings:

     2.1      “Award” shall mean an award under the Plan of a Stock Option, Restricted Stock or Unrestricted Stock.

     2.2      “Board” shall mean the Board of Directors of the Company.

     2.3      “Change of Control” shall mean (a) the reorganization, consolidation or merger of the Company or any of its Subsidiaries holding or controlling a majority of the assets relating to the business of the Company, with or into any third party (other than a Subsidiary); (b) the assignment, sale, transfer, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole; or (c) the acquisition by any third party or group of third parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended) of shares of voting stock of the Company, the result of which in the case of any transaction described in clauses (a), (b) and (c) above is that immediately after the transaction the stockholders of the Company immediately before the transaction, other than the acquiror, own less than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the surviving or resulting corporation in a transaction specified in clause (a) above, the acquiror in a transaction specified in clause (b) above, or the Company or the acquiror in a transaction specified in clause (c) above.

     2.4      “Code” shall mean the Internal Revenue Code of 1986, as amended.

     2.5      “Committee” shall mean the Compensation Committee of the Board, or any other committee of the Board designated by the Board to administer this Plan, with any such Committee consisting of two or more members of the Board.

     2.6      “Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Company.

     2.7      “Disability” shall mean a disability that results in a Participant’s Termination of Employment with the Company or a Subsidiary, as determined pursuant to standard Company procedures.

     2.8      “Effective Date” shall mean the date on which the Plan is adopted by the Board.

     2.9      “Employee” shall mean any person engaged or proposed to be engaged as an officer or employee of the Company or one of its Subsidiaries; provided, however, that in the case of an Incentive Stock Option, the term “Employee” shall mean any employee of the Company or of a “subsidiary corporation” (within the meaning of Section 424(f) of the Code) of the Company.

     2.10      “Fair Market Value” for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean with respect to the Common Stock on any day, (i) the closing sales price (or other exchange-designated daily sales price) on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if not so reported, the closing sales price (or other Nasdaq-designated daily sales price) on the immediately preceding business day of a share of Common Stock as published in the Nasdaq National Market Issues report in the Eastern Edition of The Wall Street Journal, or (iii) if not so reported, the average of the closing (or other designated) bid and asked prices on the immediately preceding business day as reported on the Nasdaq National Market System, or (iv) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value of a share of Common Stock shall be determined by the Committee in good faith. A “business day” is any day, other than Saturday or Sunday, on which the relevant market is open for trading.

     2.11      “Incentive Stock Option” shall mean any Stock Option awarded under the Plan to an Employee that is intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

     2.12      “Non-Qualified Stock Option” shall mean any Stock Option granted under the Plan that is not an Incentive Stock Option.

     2.13      “Participant” shall mean an Employee to whom an Award has been granted.

     2.14      “Reporting Person” shall mean a Participant who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder.

     2.15      “Restricted Stock” shall mean an Award granted pursuant to Section 7.1 hereof, subject to such restrictions as the Committee may determine, as evidenced in a Restricted Stock

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Agreement. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the Restricted Stock Agreement, they become transferable and free of risk of forfeiture.

     2.16      “Restricted Stock Agreement” shall mean the agreement evidencing the grant of Restricted Stock to an Employee pursuant to this Plan.

     2.17      “Restriction Period” shall have the meaning set forth in Section 7.2(c).

     2.18      “Stock Option” or “Option” shall mean any option to purchase shares of Common Stock granted pursuant to Article VI hereof.

     2.19      “Subsidiary” shall mean any subsidiary of the Company, 50% or more of the voting stock of which is owned, directly or indirectly, by the Company, that is currently existing as of the Effective Date or formed or acquired by the Company while any Award is outstanding under the Plan.

     2.20      “Termination of Employment” shall mean a termination of employment with the Company and all of its Subsidiaries for reasons other than a military or personal leave of absence granted by the Company or any Subsidiary.

     2.21      “Unrestricted Stock” shall mean Common Stock granted under Section 7.3 hereof.

     2.22      “Unrestricted Stock Agreement” shall mean the agreement evidencing the grant of Unrestricted Stock to an Employee pursuant to this Plan.

Article III
Administration

     3.1      The Committee. The Plan shall be administered and interpreted by the Committee.

     3.2      Awards. Except as set forth in Section 3.3, the Committee shall have full authority to grant, pursuant to the terms of the Plan, Stock Options, Restricted Stock and Unrestricted Stock to persons eligible under Article V. In particular, the Committee shall have the authority:

                (a)  to select the persons to whom Stock Options, Restricted Stock and Unrestricted Stock may from time to time be granted;

                (b)  to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock and Unrestricted Stock, or any combination thereof, are to be granted to one or more persons eligible to receive Awards under Article V;

                (c)  to determine the number of shares of Common Stock to be covered by each Award granted hereunder; and

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                (d)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the option price, the option term, and provisions relating to any restriction or limitation, any vesting schedule or acceleration, or any forfeiture restrictions or waiver provisions of the Award), and any conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or on the transferability or forfeitability of Restricted Stock. Notwithstanding any such conditions, the Committee may, in its discretion at any time, accelerate the time at which any Option may be exercised or the time at which Restricted Stock may become transferable or nonforfeitable.

     3.3      Awards to Reporting Persons. In the case of Reporting Persons, the Board shall have full authority to grant, pursuant to the terms of the Plan, Stock Options, Restricted Stock and Unrestricted Stock Awards to Reporting Persons eligible under Article V. The Board shall have all rights and powers of the Committee set forth in this Plan with respect to the granting of such Awards.

     3.4      Guidelines. Subject to Article VIII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any other power or authority of the Committee. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem necessary or advisable to carry out the purposes of the Plan. Notwithstanding the foregoing, no action of the Committee under this Section 3.4 shall impair the rights of any Participant without the Participant’s consent, unless otherwise required by law.

     A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In addition, any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to the provisions of this Plan and the Company’s Bylaws, and to any terms and conditions prescribed by the Board, the Committee may make such additional rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall hold meetings at such times and places as it may determine.

     3.5      Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all Participants and their respective heirs, executors, administrators, successors and assigns.

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Article IV
Share Limitation

     4.1      Shares. The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 4,000,000 (subject to increase or decrease pursuant to Section 4.3), which may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired by the Company. If any Option granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of shares of Common Stock not purchased under such Option shall again be available for the purposes of the Plan. Further, if any shares of Restricted Stock are forfeited, the shares subject to such Award, to the extent of such forfeiture, shall again be available under the Plan.

     4.2      Individual Limit. No Employee may be granted Awards covering more than 500,000 shares of Common Stock (subject to increase or decrease pursuant to Section 4.3) during any calendar year.

     4.3      Changes. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the maximum aggregate number of shares which may be issued under the Plan, the maximum number of shares with respect to which Awards may be granted to any individual during any year, the number and option price of shares subject to outstanding Options, and the number of shares subject to other outstanding Awards, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number.

Article V
Eligibility

     5.1      Awards to Employees. All officers and other Employees of the Company and its Subsidiaries are eligible to be granted Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock and Unrestricted Stock under the Plan. A Director who is an Employee of the Company or a Subsidiary shall be eligible to receive Awards pursuant to this Article V.

Article VI
Stock Options

     6.1      Options. Each Stock Option granted under the Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.

     6.2      Grants. Except as set forth in Section 3.3, the Committee shall have the authority to grant to any person eligible under Section 5.1 one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify as an Incentive Stock Option shall constitute a separate Non-Qualified Stock Option.

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     6.3      Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422 of the Code.

     6.4      Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                (a)  Stock Option Certificate. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Certificate evidencing the Stock Option grant. The Stock Option Certificate shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

                (b)  Option Price. Subject to subsection (m) below, the option price per share of Common Stock purchasable upon exercise of a Stock Option shall be determined by the Committee at the time of grant, but, if the Stock Option is intended to be an Incentive Stock Option, shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant.

                (c)  Option Term. Subject to subsection (m) below, the term of each Stock Option shall be fixed by the Committee at the time of grant, but no Stock Option shall be exercisable more than ten years after the date it is granted.

                (d)  Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that the Committee may waive any installment exercise or waiting period provisions, in whole or in part, at any time after the date of grant, based on such factors as the Committee shall deem appropriate in its sole discretion.

                (e)  Method of Exercise. Subject to such installment exercise and waiting period provisions as may be imposed by the Committee, Stock Options may be exercised in whole or in part at any time during the option term by delivering to the Company written notice of exercise specifying the number of shares of Common Stock to be purchased and the option price therefor. The notice of exercise shall be accompanied by payment in full of the option price and, if requested, by the representation described in Section 10.2. Payment of the option price may be made (i) in cash or by check payable to the Company, (ii) unless otherwise determined by the Committee on or after the date of grant, in shares of Common Stock duly owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or (iii) in the case of an Option that is not an Incentive Stock Option, unless otherwise determined by the Committee on or after the date of grant, by reduction in the number of shares of Common Stock issuable upon such exercise, based, in each case, on the Fair Market

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Value of the Common Stock on the date of exercise. Upon satisfaction of the conditions provided herein, a stock certificate representing the number of shares of Common Stock to which the Participant is entitled shall be issued and delivered to the Participant, subject to Section 10.3. For the purpose of assisting a Participant to exercise an Option, the Company may, in the discretion of the Board, make loans to the Participant or guarantee loans made by third parties to the Participant, in either case on such terms and conditions as the Board may authorize. Nothing contained in this Plan shall prevent or prohibit a Participant from exercising his or her Options under a broker-facilitated cashless exercise transaction.

                (f)  Death. Unless otherwise determined by the Committee on or after the date of grant, in the event of a Participant’s Termination of Employment by reason of death, any Stock Option held by such Participant which was exercisable on the date of death may thereafter be exercised by the legal representative of the Participant’s estate until the earlier of one year after the date of death or the expiration of the stated term of such Stock Option, and any Stock Option not exercisable on the date of death shall be forfeited.

                (g)  Disability. Unless otherwise determined by the Committee on or after the date of grant, in the event of a Participant’s Termination of Employment by reason of Disability, any Stock Option held by such Participant which was exercisable on the date of such Termination of Employment may thereafter be exercised by the Participant until the earlier of one year after such date or the expiration of the stated term of such Stock Option, and any Stock Option not exercisable on the date of such Termination of Employment shall be forfeited. If the Participant dies during such one-year period, any unexercised Stock Options held by the Participant at the time of death may thereafter be exercised by the legal representative of the Participant’s estate until the earlier of one year after the date of the Participant’s death or the expiration of the stated term of such Stock Option. If an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                (h)  Termination of Employment. Subject to Section 10.4, in the event of a Participant’s Termination of Employment by reason of retirement or for any reason other than death or Disability, all Stock Options held by such Participant that were exercisable on the date of such Termination of Employment may be exercised by the Participant at any time within three (3) months after his or her Termination of Employment; provided, however, that if the Committee shall determine that the Employee’s employment was terminated for conduct that in the judgment of the Committee involves dishonesty or action by the Employee that is detrimental to the best interest of the Company, all Stock Options held by the Employee on the date of such Termination of Employment shall be forfeited. Notwithstanding anything to the contrary in this subsection, a Stock Option shall not terminate upon a Participant’s Termination of Employment if at the time thereof the Participant serves as a Director of the Company or its successor, in which event the Stock Option shall terminate if the Participant ceases to be a Director of the Company or its successor and the Participant may at any time within three months after ceasing to be a Director exercise his or her Stock Option, but only to the extent that the Stock Option was exercisable by him or her on the date on which he or she ceased to be a Director.

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                (i)  Change of Control. Notwithstanding the provisions of Section 4.3, in the event of a Change of Control, all outstanding Stock Options shall immediately become fully exercisable, and upon payment by the Participant of the option price (and, if requested, delivery of the representation described in Section 10.2), a stock certificate representing the Common Stock covered thereby shall be issued and delivered to the Participant; provided, however, that the exercisability of the Stock Options shall not be accelerated if, in the opinion of the Board, such acceleration would prevent pooling of interests accounting treatment for the Change of Control transaction and such accounting treatment is desired by the parties to such transaction. This Section 6.4(i) shall apply to any outstanding Stock Options which are Incentive Stock Options to the extent permitted by Code Section 422(d), and any outstanding Incentive Stock Options in excess thereof shall, immediately upon the occurrence of such a Change of Control be treated for all purposes of the Plan as Non-Qualified Stock Options and shall be immediately exercisable as set forth in this Section 6.4(i).

                (j)  Merger and Other Fundamental Transactions. In the event the Company is succeeded by another company in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the successor company shall assume all of the outstanding Options granted under this Plan or shall substitute new options for them, which shall provide that each Participant, at the same cost, shall be entitled upon the exercise of each such option to receive such securities as the Board of Directors (or equivalent governing body) of the succeeding, resulting or other company shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of shares of stock or other securities to which the Participant would have been entitled under the terms of the agreement governing the reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation as if, immediately prior to such event, the Participant had been the holder of record of the number of shares of Common Stock which were then subject to the outstanding Option granted under this Plan.

                (k)  Non-Transferability of Options. No Stock Option shall be transferrable by the Participant otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan and the Option, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.

                (l)  Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (each within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

                (m)  Ten-Percent Stockholder Rule. Notwithstanding any other provision of the Plan to the contrary, no Incentive Stock Option shall be granted to any person who, immediately prior to the grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation (each within the meaning of Section 424 of the Code), unless the option price is at

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least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option, by its terms, expires no later than five years after the date of grant.

     Should the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

     6.5      Rights as Stockholder. A Participant shall not be deemed to be the holder of Common Stock, or to have any of the rights of a holder of Common Stock, with respect to shares subject to the Option, unless and until the Option is exercised and a stock certificate representing such shares of Common Stock is issued to the Participant.

Article VII
Restricted and Unrestricted Stock

     7.1      Awards of Restricted Stock. Except as set forth in Section 3.3, the Committee shall have the authority to grant to any person eligible under Section 5.1 one or more Restricted Stock Awards. The Committee shall determine the eligible Employees to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and the other terms and conditions of the Awards in addition to those set forth in Section 7.2.

     7.2      Terms and Conditions. Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                (a)  Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by, and subject to the terms of, a Restricted Stock Agreement executed by the Company and the Participant. The Restricted Stock Agreement shall specify the number of shares of Common Stock subject to the Award, the time or times within which such Restricted Stock is subject to forfeiture and the other terms, conditions and restrictions applicable to such Award.

                (b)  Stock Certificate. Subject to Section 10.3, when the restrictions applicable to a Restricted Stock Award, or any portion thereof, lapse, a stock certificate representing the number of shares of Common Stock covered by such Restricted Stock Award, or portion thereof, shall be issued and delivered to the Participant. A Participant shall not be deemed to be the holder of Common Stock, or to have any of the rights of a holder of Common Stock, with respect to shares of Restricted Stock subject to the Award, unless and until the forfeiture restrictions lapse and a stock certificate representing such shares of Common Stock is issued to the Participant.

                (c)  Restriction Period. Subject to the provisions of the Plan and the Restricted Stock Agreement, shares of Restricted Stock will be forfeited to the Company in the event of a

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Participant’s Termination of Employment during a period (not to exceed five years) set by the Committee commencing with the date of such Award (the “Restriction Period”). Subject to the provisions of the Plan, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may waive such restrictions, in whole or in part, at any time, based on such factors as the Committee shall deem appropriate in its sole discretion.

                (d) Termination of Employment. Subject to Section 10.4, in the event of a Participant’s Termination of Employment prior to the expiration of the Restriction Period, then he or she shall forfeit all of his or her Restricted Stock with respect to which the Restriction Period has not yet expired; provided, however, that the terms of the Restricted Stock Agreement, in the discretion of the Committee and pursuant to such terms and conditions as it may impose, may provide: (i) that, if such Employee’s employment is terminated for any reason other than conduct that in the judgment of the Committee involves dishonesty or action by the Employee that is detrimental to the best interests of the Company, then the Restricted Stock or any related compensation deferral or a portion thereof shall not be forfeited; (ii) that, if such Employee’s employment is terminated on account of Disability, then the Employee shall not forfeit his or her Restricted Stock or any related compensation deferral or a portion thereof; and (iii) that, if such Employee dies while employed by the Company or any of its Subsidiaries, then his or her Restricted Stock or any related compensation deferral or a portion thereof is not forfeited.

                (e) Changes. If any change is made in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, then any shares or other securities of the Company or succeeding, resulting or other company to be received by the Employee under the Restricted Stock Agreement shall be subject to the same restrictions applicable to the Restricted Stock.

     7.3      Unrestricted Stock. Except as set forth in Section 3.3, the Committee shall have the authority to grant to any person eligible under Section 5.1 one or more Unrestricted Stock Awards. Each Employee who is awarded Unrestricted Stock shall receive an Unrestricted Stock Agreement from the Company in a form specified by the Committee and containing the terms and conditions of the award and such other matters, consistent with this Plan, as the Committee, in its sole discretion, shall determine at the time the Award is made. Such conditions may include, but shall not be limited to, the deferral of a percentage of the Employee’s annual cash compensation, not including dividends paid on the Unrestricted Stock, if any, to be applied toward the purchase of Unrestricted Stock upon such terms and conditions, including such discounts, as may be set forth in the Unrestricted Stock Agreement. Upon the issuance of Unrestricted Stock to an Employee hereunder, the Employee shall have the entire beneficial ownership and all the rights and privileges of a stockholder with respect to the Unrestricted Stock awarded to him or her, including the right to receive dividends and the right to vote such Unrestricted Stock. Subject to Section 10.3, each Employee who is awarded Unrestricted Stock may, but need not, be issued a stock certificate in respect of such shares of Unrestricted Stock.

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Article VIII
Termination or Amendment

     8.1      Termination or Amendment of Plan. The Committee may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article X) or amend any Award previously granted, prospectively or retroactively (subject to Article IV); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Participant and, provided further that, the Company will seek the approval of the Company’s stockholders for any amendment if such approval is necessary to comply with the Code, Federal or state securities laws or any other applicable laws or regulations.

Article IX
Unfunded Plan

     9.1      Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Article X
General Provisions

     10.1      Nonassignment. Except as otherwise provided in the Plan, any Award granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Award, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Award and the rights and privileges conferred hereby shall immediately terminate and the Award shall immediately be forfeited to the Company.

     10.2      Legend. The Committee may require each person acquiring shares pursuant to an Award to represent to the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The stock certificates representing such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or stock market upon which the Common Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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     10.3      Uncertificated Shares. Each Employee who exercises an Option to acquire Common Stock or is awarded Restricted Stock or Unrestricted Stock may, but need not, be issued a stock certificate in respect of the Common Stock so acquired. A “book entry” (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence the issuance of shares of Common Stock to an Employee where no certificate is issued in the name of the Employee. Such Company records, absent manifest error, shall be binding on Employees. In all instances where the date of issuance of shares may be deemed significant but no certificate is issued in accordance with this Section 10.3, the date of the book entry shall be the relevant date for such purposes.

     10.4      Forfeiture for Competition. If a Participant in this Plan provides services to a competitor of the Company or any of its subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Participant while an Employee, and the Committee determines, in its sole discretion, that the provision of such services constitutes a breach of the Participant’s non-compete agreement with the Company, then that Participant’s rights to any Awards hereunder shall automatically be forfeited.

     10.5      Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     10.6      No Right to Employment. Neither the Plan nor the grant of any Award hereunder shall give any Participant or other Employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall the Plan impose any limitation on the right of the Company or any Subsidiary by which a Participant is employed to terminate such Participant’s employment at any time.

     10.7      Withholding of Taxes. The Company shall have the right to reduce the number of shares of Common Stock otherwise deliverable pursuant to the Plan by an amount that would have a Fair Market Value equal to the amount of all Federal, state and local taxes required to be withheld, or to deduct the amount of such taxes from any cash payment otherwise to be made to the Participant. In connection with such withholding, the Committee may make such arrangements as are consistent with the Plan as it may deem appropriate.

     10.8      Listing and Other Conditions.

                (a) If the Common Stock is listed on a national securities exchange or The Nasdaq Stock Market, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or The Nasdaq Stock Market. The Company shall have no obligation to issue any shares of Common Stock unless and until such shares are so listed, and the right to exercise any Option or vest in any Restricted Stock shall be suspended until such listing has been effected.

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                (b)  If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option or vest in any Restricted Stock shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

                (c)  Upon termination of any period of suspension under this Section 10.8, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

     10.9        Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

     10.10      Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     10.11      Liability of the Board and the Committee. No member of the Board or the Committee nor any Employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member or Employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

     10.12      Other Benefits. No payment pursuant to an Award shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary nor affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

     10.13      Costs. The Company shall bear all expenses incurred in administering the Plan, including expenses related to the issuance of Common Stock pursuant to Awards.

     10.14      Severability. If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

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     10.15      Successors. The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

     10.16      Headings. Article and section headings contained in the Plan are included for convenience only and are not to be used in construing or interpreting the Plan.

Article XI
Term of Plan

     11.1      Effective Date. The Plan shall be effective as of the Effective Date, but the grant of any Award hereunder is subject to the express condition that the Plan be approved by the stockholders of the Company within 12 months after the Effective Date.

     11.2      Termination Date. Unless sooner terminated, the Plan shall terminate ten years after the Effective Date and no Awards may be granted thereafter. Termination of the Plan shall not affect Awards granted before such date.

As revised by the Board by unanimous written consent dated September 21, 2000 and approved by the stockholders at the Annual Meeting held on October 26, 2000 - the first sentence of Section 4.1 was amended to increase the maximum aggregate number of shares of Common Stock that may be issued under the Plan from 1,000,000 to 2,000,000.

As revised by the Board at its October 26, 2000 meeting to clarify the “Change of Control” definition.

As revised by the Board by unanimous written consent dated September 5, 2001 and approved by the stockholders at the Annual Meeting held on October 25, 2001 - the first sentence of Section 4.1 was amended to increase the maximum aggregate number of shares of Common Stock that may be issued under the Plan from 2,000,000 to 3,000,000.

As revised by the Board at its meeting held February 19, 2002 – sentence was added to the end of Section 6.4(h), “Termination of Employment”, regarding termination of options if optionee continues as a Director.

As revised by the Board at its meeting held September 12, 2002 and approved by the stockholders at the Annual Meeting held on October 24, 2002 — the first sentence of Section 4.1 was amended to increase the maximum aggregate number of shares of Common Stock that may be issued under the Plan from 3,000,000 to 4,000,000.

14

DIGENE CORPORATION
PROXY

    The undersigned stockholder of Digene Corporation (the “Company”) hereby appoints Charles M. Fleischman, President, Chief Operating Officer and Chief Financial Officer of the Company, and Joseph P. Slattery, Senior Vice President, Finance and Information Systems of the Company, and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the Annual Meeting of the Stockholders to be held at the Company’s office at 1201 Clopper Road, Gaithersburg, Maryland 20878 at 9:00 a.m. (local time) on October 30, 2003 and at all postponements and adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present upon the matters described below, hereby revoking any proxy heretofore executed by the undersigned (i) as specified by the undersigned below and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

    The proxies are directed to vote as follows:

1. Election of the following persons as directors of the Company.
John H. Landon	---------- FOR	---------- VOTE WITHHELD
John J. Whitehead	---------- FOR	---------- VOTE WITHHELD

2. Approval of the amendment to the Company’s Amended and Restated 1999 Incentive Plan.

---------- FOR	---------- AGAINST	---------- ABSTAIN

3. To transact such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A

VOTE “FOR” EACH OF THE ABOVE NOMINEES FOR DIRECTOR AND “FOR” APPROVAL OF THE
AMENDMENT TO THE AMENDED AND RESTATED 1999 INCENTIVE PLAN.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO
DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE ABOVE NOMINEES
FOR DIRECTOR AND “FOR” APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED
1999 INCENTIVE PLAN.

IMPORTANT: Please date this proxy and sign exactly as your name(s) is printed below. If shares are registered in more than one name, all owners should sign. When signing as an executor, administrator, trustee, guardian or in another representative capacity, please give your full title(s). If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

(Signature)

(Signature)

Dated , 2003

PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY

IN THE ENCLOSED PRE-ADDRESSED, STAMPED ENVELOPE.